SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 26, 2003

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14180 Dallas Parkway, 9th Floor
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 5. OTHER EVENTS
SIGNATURE
EX-99.2 Press Release

ITEM 5. OTHER EVENTS

On September 29, 2003, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that its underwriters exercised their option to purchase 1,734,072 shares of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(c)	Exhibits

99.2	Press Release of the Company dated September 29, 2003, announcing sale of the underwriters’ over-allotment option to purchase 1,734,072 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2003

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer